EX-99.906

                                 CERTIFICATIONS

We, Peter E. Sundman, Chief Executive Officer and John M. McGovern, Treasurer and Principal Financial and Accounting Officer of Neuberger Berman Advisers Management Trust (the "Trust"), certify, pursuant to 18 U.S.C. Section 1350 ("Section 1350") enacted under Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1. The Trust's periodic report on Form N-CSR (the "Report") for the period ended June 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated: August 28, 2006

                                    By:   /s/ Peter E. Sundman
                                          --------------------------
                                          Peter E. Sundman
                                          Chief Executive Officer

                                    By:   /s/ John M. McGovern
                                          --------------------------
                                          John M. McGovern
                                          Treasurer and Principal Financial and
                                          Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Commission solely pursuant to
Section 1350 and is not being filed as part of the Form N-CSR with the Commission.